UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 25, 2006

PEOPLENET INTERNATIONAL CORPORATION
(Exact Name of Registrant as specified in its Charter)

000-33033	02-0575232
(Commission File Number)	(I.R.S. Employer Identification Number)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

5201 Great America Parkway, Suite 239
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)

(408) 988-1888
(Registrant's Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement .

Item 9.01 Financial Statements and Exhibits .

Signatures

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2006, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with hereUare Communications, Inc. a privately-held Delaware corporation ("hereUare"), and HUA Merger Sub, Inc., a newly-formed California corporation and wholly owned subsidiary of Registrant ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into hereUare, with hereUare surviving as a wholly owned subsidiary of Registrant (the "Merger"). At the effective time of the Merger, each of the 16,005,500 currently outstanding shares of hereUare common stock will be exchanged for one share of Registrant's common stock, and all of the currently outstanding 200,000 warrants to purchase shares of hereUare common stock will expire upon completion of the Merger. As Registrant as of August 25, 2006, had outstanding 17,422,749 common shares, Registrant's stockholders after the Merger will own approximately 52.12% of the outstanding common shares of Registrant and hereUare shareholders will own approximately 47.88% of the outstanding common shares of Registrant.

Benedict Van, Registrant's Chairman of the Board and CEO, and a member of Registrant's board of directors, is the CEO and sole director of hereUare. Mr. Van and his affiliated company own approximately 55.6% of the outstanding hereUare common stock and will therefore received 55.6% of Registrant's stock being issued in connection with the Merger. Mr. Van and his affiliated companies own approximately 47.3% of the outstanding capital stock of Registrant and, after the Merger, Mr. Van and his affiliated companies would own approximately 51.3% of the outstanding stock of the resulting company. In addition, Anthony K. Chan, a director of Registrant and its CFO, is the CFO of hereUare. Mr. Chan owns no stock in hereUare. James McCargo, a director of PeopleNet, owns 200,000 hereUare warrants which will expire upon completion of the merger. David Brewer, a director of PeopleNet, owns 125,000 hereUare common shares.

The Merger is subject to several conditions, including the approval of the transaction by hereUare shareholders and other customary closing conditions. In these regards, holders of a majority of the outstanding common stock of hereUare have already voted in favor of the Merger. If the Merger has not closed by September 30, 2006, then either Registrant or hereUare may terminate the Merger Agreement. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and has been unanimously approved by the boards of directors of Registrant and hereUare. hereUare shareholders who do not vote in favor of the Merger will have dissenters rights.

The Merger Agreement contains representations, warranties and covenants of both Registrant and hereUare. The representations and warranties terminate upon the closing of the Merger and there is no provision for indemnification by hereUare shareholders of the Registrant. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Registrant or hereUare or any of their respective subsidiaries.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement attached hereto as Exhibit 10.9 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits .

(d) Exhibits

Exhibit
Number      Description

10.9           Agreement and Plan of Merger dated August 25, 2006
                  by and among the Registrant, hereUare Communications, Inc., and
                  HUA Merger Sub, Inc., a newly-formed California corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PeopleNet International Corporation
(Registrant)

By: /s/ Benedict Van
Benedict Van, Chairman & CEO

Date: August 31, 2006

Exhibit Index

Exhibit
Number      Description

10.9           Agreement and Plan of Merger dated August 25, 2006
                  by and among the Registrant, hereUare Communications, Inc., and
                  HUA Merger Sub, Inc., a newly-formed California corporation.

Exhibit 10.9

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of the 25th day of August, 2006, by and among PeopleNet International Corporation, a Delaware corporation ("Parent"), HUA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), and hereUare Communications, Inc., a Delaware corporation (the "Company").

RECITALS

A. The Boards of Directors of each of Parent, Merger Subsidiary and the Company have approved this Agreement, and deem it advisable and in the best interests of each corporation and its respective stockholders that Parent acquire the Company through the merger of Merger Subsidiary with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby;

B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the outstanding shares of Company Stock which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Common Stock, par value $0.0001 per share, of Parent ("Parent Common Stock");

C. Parent, Merger Subsidiary and the Company intend that the Merger shall constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and in furtherance thereof intend that this Agreement shall be a "plan of reorganization" within the meaning of sections 354(a) and 361(a) of the Code; and

D. The Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement, Merger Subsidiary shall be merged with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of Parent.

1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2475 Hanover Street, Palo Alto, California, as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

1.3 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a Certificate of Merger in substantially the form attached hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware, and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time").

1.4 Corporate Organization. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

ARTICLE II
EFFECT OF THE MERGER ON THE
CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

2.1 Effect on Outstanding Securities of the Company. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holder of any shares of the Company Stock, the following shall occur:

(a) Conversion of Company Stock. Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as provided in Section 2.5)) will be cancelled and extinguished and each share of Company Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive that one (1) share of Parent Common Stock (the "Merger Consideration"), subject to Section 2.3. Similarly, each warrant to purchase Common Stock issued and outstanding immediately prior to the Effective Time will be converted into a warrant to purchase an equal number of shares of Parent Common Stock, and no other term or provision of such option or warrant shall be changed.

(b) Capital Stock of Merger Subsidiary. Each share of Common Stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the Merger Subsidiary, Parent, the Company, the holders of any shares of capital stock of Merger Subsidiary or the holders of any shares of Company Stock, shall be converted automatically into and become one (1) validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Subsidiary evidencing ownership of any shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

2.2 Reservation of Shares. Parent will reserve sufficient shares of Parent Common Stock for issuance pursuant to Section 2.1.

2.3 Adjustments to Exchange Ratio. The one for one ratio of Company Common Stock for Parent Common Stock shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Stock the effective date of which occurs after the date hereof and prior to the Effective Time.

2.4 Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price.

2.5 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock held as of the Effective Time by a holder who has not voted such Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware Law and not effectively withdrawn or forfeited prior to the Effective Time ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 2.1, but the holder thereof shall only be entitled to such rights as are granted by the Delaware Law.

(b) Notwithstanding the provisions of Section 2.5(a) above, if any holder of shares of Company Stock who demands appraisal of such shares under the Delaware Law shall effectively forfeit or withdraw the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 2.1, without interest thereon, upon surrender to the Company of the certificate representing such shares in accordance with Section 2.6.

2.6 Exchange Procedures.

(a) Parent Common Stock. Within three (3) business days from the Closing Date, Parent shall deposit with Continental Stock Transfer and Trust Company or another agent reasonably satisfactory to the parties (the "Exchange Agent") for exchange in accordance with Section 2.1(a), the aggregate number of shares of Parent Common Stock issuable as of the Effective Time in exchange for outstanding shares of Company Stock as of the Effective Time.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(a) a letter of transmittal in customary form (which letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent or the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions contained therein, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, to which such holder is entitled pursuant to Section 2.1 and cash in lieu of fractional shares to which such holder is entitled pursuant to Section 2.4, and the Certificate so surrendered shall be cancelled. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Stock shall have been so converted and cash in lieu of fractional shares. Accompanying the letter of transmittal will be an investment letter (the "Stockholder Certificate") in the form of Exhibit B which each Company Stockholder will be required to execute in order to receive Parent Common Stock in order to establish securities law compliance.

(c) Distributions With Respect to Unexchanged Shares of Company Stock. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.6) with respect to such whole shares of Parent Common Stock.

(d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable and (ii) the Person surrendering such Certificate provide the Company with an opinion of counsel, acceptable to the Company, that such transfer does not violate state or federal securities laws.

(e) No Liability. Notwithstanding anything to the contrary in this Section 2.6, neither the Exchange Agent, the Surviving Corporation, Parent, Merger Subsidiary nor any party hereto shall be liable to a holder of shares of Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

2.8 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.9 Tax Consequences. It is intended by the parties that the Merger shall constitute a reorganization within the meaning of section 368(a) of the Code. The parties hereto hereby adopt this Agreement as the "plan of reorganization" within the meaning of sections 354(a) and 361(a) of the Code and as described in sections 1.368-2(g) and 1.368-3(a) of the Income Tax Regulations.

2.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as Parent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, or to effect the assignment to the Surviving Corporation of any and all of the Company's Intellectual Property created by a founder, employee or consultant of the Company, or to complete and prosecute all domestic and foreign patent filings related to such Intellectual Property of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

ARTICLE III
THE SURVIVING CORPORATION

3.1 Articles of Incorporation. At the Effective Time, the Certificate of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and such articles of incorporation and bylaws of the Surviving Corporation.

3.2 Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, such bylaws or the articles of incorporation.

3.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law and the Certificate of Incorporation and bylaws of the Surviving Corporation (or until their earlier resignation or removal), the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise specifically set forth on the disclosure schedule (specifically cross referencing the appropriate section and subsection numbers of this Agreement; provided, however, that any information disclosed in the Disclosure Schedule under any specific section or subsection number shall be deemed disclosed only for purposes of the section or subsection to which it relates, unless a reasonable person would determine it is readily apparent that the description of the disclosure set forth in such section or subsection contains enough information regarding the subject matter of the other representations and warranties contained in the Agreement so as to qualify or otherwise apply to the representations and warranties set forth in such other section) delivered by the Company to Parent prior to the execution of this Agreement and signed by the President and Chief Executive Officer of the Company (the "Disclosure Schedule"), the Company represents and warrants to both Parent and Merger Subsidiary as follows:

4.1 Organization and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company, which states or jurisdictions are listed in Section 4.1(a) of the Disclosure Schedule.

(b) The Company has delivered to Parent true, complete and correct copies of its (i) Certificate of Incorporation and Bylaws, as amended to the date hereof, (ii) minutes of all of directors' and stockholders' meetings (or other applicable meetings) and actions by written consent, complete and accurate as of the date hereof, (iii) stock ledgers and stock transfer books and all other records that collectively correctly set forth the record ownership of all outstanding shares of its capital stock or other equity interests and all rights to purchase capital stock or other equity interests, and (iv) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Certificate of Incorporation and Bylaws are in full force and effect.

(c) Section 4.1(c) of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof.

4.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock ("Company Stock"). There are issued and outstanding 16,005,500 shares of Company Stock; and 200,000 warrants exercisable into common stock of the Company that will expire upon completion of the Merger.

(b) Other than as described in Section 4.2(a) above, there are no other outstanding shares of capital stock or other equity securities of the Company and no other options, warrants, calls, convertible promissory notes, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's capital stock or securities convertible into or exchangeable for the Company's capital stock or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Debt").

(c) None of the issued and outstanding shares of Company Stock is subject to repurchase, redemption, right of first refusal, co-sale right, right of participation, right of first offer or other restriction on transfer. All outstanding shares of Company Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute or the Company's Certificate of Incorporation or Bylaws or rights similar to preemptive rights created by any agreement to which the Company is a party or by which the Company may be bound. All outstanding securities of the Company have been issued in compliance with applicable federal and state securities laws.

(d) Section 4.2(d) of the Disclosure Schedule contains complete and accurate lists of the holders of outstanding Company Stock and the number of shares owned of record by each such holder. Section 4.2(d) of the Disclosure Schedule is complete and accurate on the date hereof and, if required, an updated Section 4.2(d) of the Disclosure Schedule to be attached hereto will be complete and accurate as of the Closing Date. Such Section 4.2(d) of the Disclosure Schedule identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of the Company. The Company shall deliver an updated Schedule 4.2(d)(UD) at the Closing.

(e) The Company does not have any stock option plan, stock appreciation rights plan or agreement(s) or other equity-related stock incentive plan.

(f) The Company is not a party to any voting trust, proxy or other agreement that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company, the election of directors, the appointment of officers or other actions of the Company's Board of Directors (the "Company Board") or the management of the Company.

(g) There are no voting agreements among or between any holders of Company Stock ("Securityholders") and the Company.

4.3 No Subsidiaries or Equity Investments. Except as set forth in Section 4.3 of the Disclosure Schedule, the Company does not have and has never had any subsidiaries or companies controlled by, or under common control with, the Company and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other Person (as defined in Section 4.5), except for a one million dollar investment in its search engine technology provider.

4.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as defined below) and, subject only to the requisite approval of this Agreement by the Company's stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby and thereby. The votes required of the Company's stockholders to duly approve the Merger and this Agreement are that number of shares as would constitute a majority of the outstanding shares of Company Stock. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval of the Company Board, subject only to the requisite approval of this Agreement by the Company's stockholders. This Agreement and each of the Related Agreements to which the Company is a party is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Notwithstanding anything to the contrary herein, the Company makes no representation or warranty regarding the enforceability of provisions in this Agreement or any related agreements related to (a) choice of law, (b) submission to jurisdiction or (iii) waiver of rights conferred by law. As used in this Agreement, "Related Agreements" shall mean all ancillary agreements contemplated by this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

4.5 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, require a consent under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of the Company pursuant to (i) any provision of the Company's Certificate of Incorporation or Bylaws or (ii) any agreement, contract, commitment, promise, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument, whether written or oral (each, a "Contract"), to which the Company is a party or by which the properties or assets of the Company are bound, or (b) conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to the Company or its properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not result in the creation of any material lien, charge or encumbrance upon any assets of the Company or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement. As such terms may be used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" or "material adverse change" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition, properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole). As used in this Agreement, "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, in which such Person or any one or more of its Subsidiaries directly owns or controls (i) fifty percent (50%) or more of the securities or other ownership interests, including profits, equity or beneficial interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar function with respect to such other Person that is not a corporation. As used in this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

4.6 Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, or any Person, including a party to any Contract or agreement with the Company (so as not to trigger any conflict or default under such Contract or agreement not otherwise described in Section 4.5) is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement and any Related Agreements to which the Company is a party by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws or federal or state tax laws in connection with the transactions contemplated hereby or which the failure to obtain would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

4.7 Financial Statements. Schedule 4.7 sets forth true, correct and complete copies of (i) the unaudited balance sheet of the Company as of June 30, 2006 (the "Balance Sheet") and the related statements of operations, cash flows and changes in stockholders' deficit for the six (6) months ended June 30, 2006 and (ii) the unaudited balance sheets of the Company as of December 31, 2004 and December 31, 2005 and the related statements of operations, cash flows and changes in stockholders' deficit for the fiscal years ended December 31, 2004 and December 31, 2005 (the statements referred to in this clause (ii) and the preceding clause (i), the "Unaudited Company Financial Statements"). The audited balance sheets of the Company as of December 31, 2004 and December 31, 2005 and the related statements of operations, cash flows and changes in stockholders' deficit for the fiscal years ended December 31, 2004 and December 31, 2005 to be delivered pursuant to Section 7.3 below, when so delivered, shall be referred to as the "Audited Company Financial Statements" and, together with the Unaudited Company Financial Statements, the "Financial Statements." The Financial Statements are complete and correct in all material respects and with respect to the Audited Financial Statements only have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except, if applicable, as otherwise indicated in the notes thereto). The Financial Statements present fairly the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the Unaudited Company Financial Statements, to normal year end audit adjustments and the absence of notes required by GAAP. At the date of the Balance Sheet (the "Balance Sheet Date") and as of the Closing Date, the Company had no and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the Balance Sheet under GAAP) not reflected in the Financial Statements or the accompanying notes thereto, except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Financial Statements and which, under GAAP, would not have been required to be reflected in the Financial Statements, and except for liabilities incurred in the ordinary course of business since the date of the Financial Statements that have not resulted in a material adverse effect on the Company.

4.8 Absence of Changes. From the Balance Sheet Date, except as otherwise specifically contemplated by this Agreement or set forth in Section 4.8 of the Disclosure Schedule, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

(a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on the Company;

(b) The Company has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, debenture, note or other security, except for the issuance of 60,000 shares of Common Stock in exchange for $120,000 cash;

(c) The Company has not incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice and in any event not in excess of $50,000 for any single occurrence;

(d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for liabilities in the ordinary course of business consistent with past practice and in any event not in excess of $50,000 for any single occurrence;

(e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock;
(f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

(g) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes that are not yet delinquent, and purchase-money liens arising out of the purchase or sale of services or products, mechanics, carriers, warehousemen's and other similar liens made or arising in the ordinary course of business consistent with past practice and in any event not in excess of $25,000 for any single item or $50,000 in the aggregate;

(h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice;

(i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any Person;

(j) The Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and in any event not in excess of $50,000 for any single item or $100,000 in the aggregate;

(k) The Company has not entered into any transaction or Contract, or made any commitment to do the same;

(l) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any of its Intellectual Property (as defined in Section 4.18);

(m) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

(n) The Company has not effected or agreed to effect any change in its directors, officers or key employees; and

(o) The Company has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws.

4.9 Properties.

(a) The Company does not own any real property. All of the fixed assets and properties reflected in the Financial Statements or acquired after the Balance Sheet Date are in good operating condition and repair (subject to normal wear and tear and scheduled maintenance, having regard to their use and age) for the requirements of the business as presently conducted by the Company, except for defects which will not interfere with the conduct of normal operations of the Company. The Company has good and valid title to, or valid leasehold interests in, all tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any claims, liens or encumbrances.

(b) Section 4.9(b) of the Disclosure Schedule contains a complete and accurate list of all real property currently leased or subleased to or by the Company (the "Properties"), the name of the lessor and the date of the lease. The Company does not have any options to purchase any such Properties or any other real property. The Properties are held under valid and existing leases enforceable against the Company and to the Knowledge of the Company enforceable against the lessor for any such Property. The Properties and the operations of the Company thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the Properties or to such operations.

4.10 Environmental Matters.

(a) Except as disclosed in Section 4.10(a) of the Disclosure Schedule, to the Knowledge of the Company the Company is, and at all times has been, in material compliance with all applicable local, state and federal statutes, orders, rules, ordinances, regulations and codes and all judicial or administrative interpretations thereof (collectively, "Environmental Laws") relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. The Company has not received any notice of any investigation, claim or proceeding against the Company relating to releases or threatened releases of Hazardous Substances or any action pursuant to or violation or alleged violation under any Environmental Law, and the Company is not aware of any fact or circumstance which to the Knowledge of the Company could involve the Company in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon the Company. As used in this Agreement, "Hazardous Substances" means any pollutant, contaminant, material, substance, waste, chemical or compound regulated, restricted or prohibited by any Environmental Law.

(b) To the Knowledge of the Company, the Company has all permits, licenses and approvals required by Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, the Properties, and the Company is in material compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued, are in full force and effect, and, to the extent required or permitted under Environmental Laws, will be transferred to Parent at or by the Closing, and will remain in full force and effect as of the Closing.

4.11 Taxes.

(a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person.

(b) Except as disclosed in Section 4.11(b) of the Disclosure Schedule, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of the Company (collectively, the "Company Returns"), have been or will be filed when due (including any extensions of such due date). All Taxes due and owing by the Company on or before the Effective Time (whether or not shown on any Company Return) have been or will be paid on or before the applicable due date. The Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Audited Financial Statements (i) fully accrue consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the Balance Sheet Date and (ii) properly accrue consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after the Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

(c) No Tax liability has been incurred since the Balance Sheet Date other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. The Company has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. All Company Returns filed with respect to federal income tax returns for Taxable years of the Company, in the case of the United States, have been examined and closed and copies of audit reports previously issued have been provided to Parent, or are Company Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. The Company has not been granted any extension or waiver of the limitation period applicable to any Company Return. No claim has ever been made by a Taxing Authority in a jurisdiction with which the Company does not file Company Returns that the Company may be subject to taxation by that jurisdiction.

(d) There is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to the Company in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Taxing Authority received by the Company that have not been satisfied in full. Neither the Company nor any Person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to former section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due. Except as may be required as a result of the Merger, the Company has not been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

(e) There is no Contract, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 of the Code (as determined without regard to section 280G(b)(4)). Other than pursuant to this Agreement, the Company is not a party to or bound by (nor will it prior to the Effective Time become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) that includes a party other than the Company. None of the assets of the Company (i) is property that the Company is required to treat as owned by any other Person pursuant to the so called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is Tax exempt under section 103(a) of the Code, or (iii) is "Tax exempt use property" within the meaning of section 168(h) of the Code. The Company has not participated in (and prior to the Effective Time the Company will not participate in) an international boycott within the meaning of section 999 of the Code. The Company has previously provided or made available to Parent complete and accurate copies of all the Company Returns and all presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents reasonably requested by Parent.

(f) The Company

(i) has substantial authority for the tax treatment of, or

(ii) has a reasonable basis for the tax treatment of and has disclosed (in accordance with section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns,

all positions taken on its relevant federal income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662(d) of the Code.

(g) The Company has not participated and is not participating in any "reportable transaction" within the meaning of section 1.6011 4(b) of the Income Tax Regulations. The Company has been neither a "distributing corporation" nor a "controlled corporation" (both within the meaning of section 355(e) of the Code) in a distribution purported to be governed by section 355 of the Code. The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

4.12 Employees and Employee Benefit Plans.

(a) Attached hereto as Section 4.12(a)(i) of the Disclosure Schedule is a complete and accurate list setting forth all employees and consultants of the Company as of the date hereof, together with their titles or positions, dates of hire and regular work location. Except as set forth in Section 4.12(a)(ii) of the Disclosure Schedule, the Company does not have any employment contract with any officer or employee or any other consultant or Person which is not terminable by the Company at will without liability, except as the right of the Company to terminate its employees at will may be limited by applicable federal, state or foreign law. Except as set forth in Section 4.12(a)(ii) of the Disclosure Schedule, the Company does not have any deferred compensation, pension, health, profit sharing, thrift, savings, bonus, employee stock ownership, stock bonus, stock purchase, stock option, restricted stock, change-in-control, retention, hospitalization, insurance, employment, termination, severance, compensation, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit obligation, whether under a plan, policy, practice or agreement or other arrangement, covering any of its current or former officers, directors, consultants or employees ("Employee Plans"). There are no employee pension benefit plans (as defined in ERISA) in which current or former officer, director, consultant or employee of the Company participates or has ever participated.

(b) The Company has made available to Parent true, complete and correct copies of (i) all documents embodying each Employee Plan (or, in the case of any unwritten Employee Plans, descriptions thereof), (ii) the most recent summary plan description for each Employee Plan for which such summary plan description is required; and (iii) all correspondence with the Internal Revenue Service (the "IRS") or the United States Department of Labor relating to any outstanding controversy or audit. Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code.

(c) Each Employee Plan has been maintained, funded, operated and administered in compliance in all material respects with its terms and with all applicable laws and regulations, including but not limited to, ERISA, the Code, and the Health Insurance Portability and Accountability Act of 1996. Each Employee Plan can be amended or terminated in accordance with its terms and any applicable law without any liability to the Company other than for benefits accrued or incurred before such amendment or termination. No Employee Plan is a plan subject to Section 302 or Title IV of ERISA, nor a "multiemployer plan" as defined in Section 3(37) of the ERISA and 414(f) of the Code, nor a "multiple employer plan" as described in Section 4063(a) of ERISA and 413 of the Code, and neither the Company nor any Person which, together with the Company, would be (or would have ever been) treated as a single employer under Section 4001 of ERISA or Section 414 of the Code has ever contributed or had an obligation to contribute to any such plans.

(d) Except as set forth in Section 4.12(d) of the Disclosure Schedule, no current or former director, officer, consultant or other employee of the Company will become entitled to any retirement, severance or similar benefit, any change-in-control, or any enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of the Company) as a result of the transactions contemplated hereby or any termination of employment or service in connection therewith (except as required under Section 411(d)(3) of the Code).

(e) No Employee Plan provides post-retirement health and medical, life or other welfare benefits for retired employees of the Company (other than benefit coverage mandated by applicable statute, including benefits provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Code section 4980B and ERISA sections 601 et seq., as amended from time to time ("COBRA")).

(f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Balance Sheet Date, excluding premium increases imposed by any health providers.
(g) The Company does not have any obligation for, or liabilities with respect to, a gross-up for any Taxes which may be imposed under Section 4999 of the Code relating to parachute payments or for failure to comply with the requirements of Section 409A of the Code.

(h) There does not now exist, nor to the Knowledge of the Company do any circumstances exist that could result in, any Controlled Group Liability that could be a material liability of the Company following the Closing. "Controlled Group Liability" means any and all liabilities as a result of a failure to comply with (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Section 412 and 4971 of the Code or (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

(i) Neither the Company nor, to the Knowledge of the Company, any other Person has engaged in a transaction that, assuming the Taxable period of such transaction expired as of the date hereof, would subject the Company or any Person that the Company has an obligation to indemnify to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(j) There is no pending or, to the Knowledge of the Company, threatened litigation relating to the Employee Plans, any fiduciaries thereof with respect to their duties to the Employee Plan or the assets of any of the trusts under any of the Employee Plans.

(k) The Company does not have any material liability with respect to any improper classification of any Person who renders services to the Company who is classified by the Company as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of Taxation and Tax reporting and under Employee Plans).

4.13 Labor Matters. There are no controversies or labor disputes or union organization activities pending or threatened in writing between the Company and any of its employees. None of the employees of the Company belongs to any union or collective bargaining unit which represents employees of the Company in negotiations with the Company. The Company has complied with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions. The Company is not the subject of any material proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving the Company. As used in this Agreement, "Knowledge" shall mean, with respect to a party hereto, with respect to any matter in question, or any similar expression with regard to the Knowledge or awareness of or receipt of notice by a Person, shall mean the actual, direct and personal Knowledge of any of the Persons listed on Schedule 4.13.

4.14 Compliance with Law. All licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the Company's business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Since its inception, the business of the Company has been conducted in material compliance with all applicable laws, regulations, orders and other requirements of governmental authorities.

4.15 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending, or to the Knowledge of the Company, threatened, against the Company or any of its respective directors, officers, employees or agents, or involving any of their respective assets or properties before any court, agency, authority, arbitration panel or other tribunal. The Company is not aware of any facts which, if known to stockholders, customers, distributors, suppliers, governmental authorities or other Persons, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is the Company in default with respect to any notice, order, writ, injunction or decree.

4.16 Contracts.

(a) Section 4.16 of the Disclosure Schedule contains a complete and accurate list of each Contract in the following categories to which the Company is a party, or by which the Company is bound in any respect: (i) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on thirty (30) days' notice, in any case involving more than $50,000; (ii) Contracts for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements and grant requests or proposals for research and development Contracts in excess of $50,000 each; (iii) management or employment Contracts, consulting or scientific advisory Contracts, collective bargaining Contracts or termination and severance agreements; (iv) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (v) each Employee Plan (including, without limitation, any Contracts with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (vi) warrants, repurchase rights at the option of the holder or other Contracts relating to the issuance of capital stock or other equity interests of the Company; (vii) Contracts with agents, brokers, consignees, sale representatives or distributors; (viii) Contracts with any current or former director, officer, or stockholder or any affiliate or any ancestor, sibling, descendant or spouse of any such persons, or any trust, partnership or corporation in which any such persons has an interest; (ix) powers of attorney or similar authorizations granted by the Company to third parties; (x) patents, patent licenses, sublicenses, royalty agreements and other Contracts to which the Company is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights; (xi) personal property or capital equipment leases and other rental, use or service arrangements of the Company involving payment obligations in excess of $50,000 and which cannot be terminated without penalty on no more than thirty (30) days' notice; and (xii) other material Contracts.

(b) The Company has not nor has any of its employees entered into any Contract containing covenants limiting the right of the Company to compete in any business or with any Person.

4.17 No Default.

(a) To the Knowledge of the Company, no party with whom the Company has an agreement or Contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the business of the Company.

(b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any Contract binding upon the Company or its assets or properties and material to the conduct of its business. No third party has notified the Company of any claim, dispute or controversy with respect to any of the executory Contracts of the Company, nor has the Company received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those Contracts, nor are there any facts which exist to the Knowledge of the Company indicating that any of those Contracts may be totally or partially terminated or suspended by the other parties thereto.

4.18 Intellectual Property.

(a) Generally. Section 4.18(a) of the Disclosure Schedule sets forth a complete and accurate list, together with registration or application numbers, jurisdictions and filing or issuance dates, as applicable, of all United States and foreign: (i) trademarks and service marks (whether registered or unregistered), trade names, trade dress, business names, brand names, logos and designs, including all registrations and applications for any of the foregoing (collectively, "Trademarks"); (ii) patents and utility models, and registrations and patent applications relating to the foregoing (including any and all provisionals, continuations, continuations-in-part, divisionals, counterparts, reissues, reexaminations, extensions, renewals and applications for any of the foregoing and all related disclosures), unfiled patent applications and inventions disclosures (collectively "Patents"); (iii) copyright works, registrations and applications (collectively "Copyrights"); (iv) mask works whether registered or unregistered ("Mask Works"); and (v) Internet domain names and World Wide Web Universal Resource Locators, and all registrations and applications with respect to the foregoing (collectively, "Domain Names"); in each case owned by or licensed to the Company, in whole or in part, including jointly with others (such Section 4.18(a) specifying if such Intellectual Property is owned jointly), or used by the Company in the conduct or operation of the Company business. For purposes of this Agreement, "Intellectual Property" shall mean, collectively, Trademarks, Patents, Copyrights, Domain Names and Trade Secrets, as those terms are defined in this Section 4.18, as well as all other inventions (whether or not patentable) and improvements thereto, all works of authorship, whether or not copyrightable and whether or not registered) and all Mask Works.

(b) Trademarks.

(i) To the Knowledge of the Company, all Trademarks of the Company for which an application for trademark registration has been filed are currently in compliance with all legal requirements, other than any requirement that, if not satisfied, would not result in a cancellation or abandonment of any such registration or otherwise adversely affect the use, priority or enforceability of the Trademark in question. No registered Trademark of the Company has been or is now involved in any opposition, abandonment or cancellation proceeding in the United States Patent and Trademark Office or any foreign trademark office. To the Company's Knowledge, there has been no prior use of any Trademark by any third party that confers upon said third party superior rights in any such Trademark.

(ii) To the Knowledge of the Company, the Company is the owner of all right, title and interest in and to all of the Trademarks, in each case free and clear of any and all liens, claims, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Company has not received any notice or claim challenging the Company's complete and exclusive ownership of the Trademarks and all associated goodwill or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto, nor is the Company aware of any basis for any of the foregoing. There is no agreement, decree, arbitral award or other provision or contingency which obligates the Company to grant licenses in future Trademarks.

(iii) To the Knowledge of the Company, no Person has infringed or is infringing any of the Company's Trademarks.

(c) Patents.

(i) To the Knowledge of the Company, all Patents of the Company are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or lapse or otherwise adversely affect the enforceability of the Patent in question and the Company has not taken any action or failed to take any action (including a failure to disclose material prior art or information in connection with the prosecution of any Patent), or used or enforced (or failed to use or enforce) any of the Patents in a manner that would result in the abandonment, cancellation, invalidity or unenforceability of any of the Patents.

(ii) To the Knowledge of the Company, no Patent of the Company has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office or any foreign patent office and, to the Company's Knowledge, no such action has been threatened. There is no Patent of any Person that claims the same subject matter as any Patent of the Company and no prior art that invalidates any claim of any Patent of the Company.

(iii) To the Knowledge of the Company, the Company is the owner of all right, title and interest in and to all of the Patents, in each case free and clear of any and all liens, claims, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Company has not received any written notice or claim challenging the Company's complete and exclusive ownership of the Patents or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto, nor is the Company aware of any basis for any of the foregoing. There is no agreement, decree, arbitral award or other provision or contingency which obligates the Company to grant licenses in future Patents.

(iv) To the Knowledge of the Company, the inventions disclosed in the Patents may be practiced by the Company without infringing any other patents owned by any Person.

(d) Copyrights.

(i) To the Knowledge of the Company, the Company has sufficient and appropriate rights to use all of the Copyrights which are material to the Company's business as presently conducted or contemplated to be conducted in the manner in which the Company currently uses or contemplates using the Copyrights (collectively, all Company owned registered and unregistered copyrights are "Company Copyrights").

(ii) To the Knowledge of the Company, the Company is the owner of all right, title and interest in and to all of the Company Copyrights in each case free and clear of any and all liens, claims, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Company has not received any notice or claim challenging the Company's ownership or right to use the Copyrights as currently used or contemplated to be used.

(iii) To the Knowledge of the Company, the Company has not taken any action or failed to take any action (including a failure to disclose required information to the United States Copyright Office in connection with any registration of a registered copyright therewith), or used or enforced (or failed to use or enforce) any of the Company Copyrights, in each case in a manner that would result in the unenforceability of any of the Company Copyrights. The Company has taken all reasonable steps to protect the Company's rights in and to the Company Copyrights. No other Person has infringed or is infringing any of the Company's Copyrights.

(e) Trade Secrets.

(i) To the Knowledge of the Company, the Company has taken commercially reasonable steps to protect its rights in confidential information and proprietary information, including without limitation any idea, formula, algorithm, design, pattern, unpublished patent application, compilation, program, specification, data, device, method, technique, process or other know-how as well as any other financial, marketing, customer, pricing and cost information related to the Company, that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use (collectively, "Trade Secrets"). Other than disclosures subject to appropriate confidentiality obligations for the protection of confidential information, there has been no disclosure by the Company of its confidential information or Trade Secrets.

(ii) To the Knowledge of the Company, without limiting the generality of Section 4.18(e)(i), each former or current member of management or personnel of the Company, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the creation, conception, reduction to practice, or development of the Company's Intellectual Property (collectively, "Personnel"), has executed and delivered to the Company a proprietary information agreement restricting such Person's right to disclose proprietary information of the Company, and complete and accurate copies of all such agreements have been provided or made available to the Parent for review.

(iii) Further, and without limiting the generality of Section 4.18(e)(i) and except as disclosed in Section 4.18(e)(iii) of the Disclosure Schedule, to the Knowledge of the Company, the Company has provided the software that is part of the Company's Intellectual Property to customers, licensees or other third parties in object code form only, and, except for the source code escrow agreements disclosed in Section 4.18(m), no source code of the Company has been provided or disclosed to customers, licensees or other third parties. Except as disclosed in Section 4.18(e)(iii) of the Disclosure Schedule, the Company is under no obligation of any kind to provide any portion of the Company's Intellectual Property in source code form to any customer, licensee or other third party, nor does any customer, licensee or third party have any right to have any access to or use of any of such source code.

(f) License Agreements.

(i) Section 4.18(f)(i) of the Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company any right to use or practice any rights under any Intellectual Property currently or proposed to be used by the Company in the operation of its business, and including all such agreements that are otherwise material to the Company (collectively, the "Company Inbound License Agreements"), indicating for each the title and the parties thereto.

(ii) Section 4.18(f)(ii) sets forth a complete and accurate list of (y) all sales agreements, license agreements, development agreements, professional services agreements, statements of work, support and/or maintenance agreements and other agreements currently in effect and under which the Company has granted or is obligated to grant licenses to use or practice, or any other rights under any of, the Company's Intellectual Property (or any portion thereof)(indicating for each such agreement the title and parties thereto) and (z) the Company's current forms of sales agreements, license agreements, development agreements, professional services agreements, statements of work, support and/or maintenance agreements and other agreements used by the Company in the ordinary course of business) under which the Company grants licenses to use or practice, or any rights under any of, the Company's Intellectual Property (indicating for each the title of such form agreement) (collectively, the "Company Outbound License Agreements").

(iii) There is no outstanding or, to the Company's Knowledge, threatened dispute or disagreement with respect to any Company Inbound License Agreement or any Company Outbound License Agreement. Correct and complete executed copies of all Company Inbound License Agreements and Company Outbound License Agreements have been provided to Parent.

(g) Domain Names. All of the Company's Domain Names are currently registered by the Company as sole owner with an ICANN accredited registrar. The Company is the owner or has sufficient rights to display all content displayed on the Internet site associated with each of the Domain Names (collectively, the "Content"), and no consent, license or approval from any third party is required in connection with the sale or transfer of the ownership of the Domain Names and the continued use of the Content by Parent. To the Company's Knowledge, no facts or circumstances exist which could reasonably form the basis of a challenge relating to Parent's unencumbered use of the Domain Names or Content, or any part thereof.

(h) Ownership; Sufficiency of Intellectual Property Assets. The Company owns or possesses adequate licenses or other rights to use, free and clear of liens, claims, encumbrances (except in the case of Company Inbound License Agreements and Company Outbound License Agreements, the interests of the other party), orders, arbitration awards and contingent licenses arising from termination provisions (or other causes) in agreements between the Company and any other Person, all Intellectual Property used in the conduct of the business. The Intellectual Property identified in Section 4.18(a) of the Disclosure Schedule, together with the Company's rights granted to it under the Company Inbound License Agreements, constitute all of the Intellectual Property and Company Inbound License Agreements necessary for the conduct of the Company's business as currently conducted or as contemplated to be conducted, in each case by the Company.

(i) No Infringement by the Company. The products and services used, marketed, sold or licensed by the Company, and all Intellectual Property (including without limitation unregistered copyrights) used in the conduct of the Company's business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party. No litigation is now, or since the incorporation of the Company has been, pending and no notice or other claim has been received by the Company, (A) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property of any third party, including any contamination or misappropriation of trade secrets claims, or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company.

(j) No Infringement by Third Parties. To the Company's Knowledge, no third party is misappropriating, infringing, diluting or violating any of the Intellectual Property owned or licensed by the Company, and no claims for any of the foregoing have been brought against any third party by the Company. The Company has taken all commercially reasonable steps to protect its Intellectual Property, including without limitation unregistered Copyrights.

(k) Assignment. The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company' rights to own any of the its Intellectual Property or rights under any Company Inbound License Agreement or Company Outbound License Agreement, nor require the consent of any governmental authority or third party in respect of any such Intellectual Property.

(l) Company Intellectual Property. The Company's Intellectual Property was: (i) developed by employees of the Company within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company pursuant to written agreements; (iii) otherwise acquired by the Company from a third party who assigned all Intellectual Property in such technology to the Company; or (iv) licensed to the Company. All former and current employees and contractors of the Company either (i) have been a party to a "work for hire" arrangement or agreement with the Company, in accordance with all applicable laws, that has accorded the Company full, effective, exclusive and original ownership of all tangible or intangible property thereby arising, or (ii) have executed appropriate instruments of assignment, and waiver of claims, in favor of the Company regarding any and all Intellectual Property conceived, developed, make, created or reduced to practice by such Person in connection with such Person's work for the Company. The Company has not taken any actions which would prevent the Company from obtaining U.S. or foreign patent protection for its patentable Company Intellectual Property. None of the current officers and employees of the Company have any patents issued or applications pending for any method, device, process, design or invention of any kind now used or needed by the Company in the furtherance of the Company's business, which patents or applications have not been assigned to the Company, with such assignment duly recorded in the United States Patent and Trademark Office and foreign patent office, as applicable.

(m) Source Code; Standards. None of the Company's Intellectual Property is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement or any other agreement obligating the Company to make source code available to third parties or to publish or place in escrow source code. Except as disclosed in Section 4.18(m) of the Disclosure Schedule, the Company has made no submission or suggestion and is not subject to any agreement with standards bodies or other entities that would obligate the Company to grant licenses to or otherwise impair its control of the Company's Intellectual Property.

(n) Performance of Existing Products. The Company's currently licensed and marketed commercially available products, including any customized products, perform in all material respects in accordance with the functions described in any agreed written specifications or end user documentation provided to Parent or to customers or potential customers of the Company and in accordance with the Company's contractual obligations to its customers. The Company has not been notified, either verbally or in writing, that such products do not perform as set forth above.

(o) Royalties and Licenses. Except pursuant to Company Inbound License Agreements or as disclosed in Section 4.18(o) of the Disclosure Schedule, the Company has no obligation to compensate or account to any Person for the use of any of the Company's Intellectual Property.

(p) Export Control. The Company has obtained all approvals necessary for exporting from any country in which the Company's products are developed and exported, in accordance with all applicable export control regulations and importing the products into any country in which the products and are now sold or licensed for use, and all such export and import approvals throughout the world are valid, current, outstanding and in full force and effect.

4.19 Insurance. The Company has provided Parent with copies of all insurance policies to which the Company is a party or is a beneficiary or named insured. All of the insurable properties of the Company are insured, pursuant to insurance policies and all such insurance policies are in full force and effect. Since the date of the Company's incorporation, there have been no claims in excess of $50,000 asserted under any of the insurance policies of the Company in respect of all general liability, professional liability, errors and omissions, property liability and worker's compensation and medical claims.

4.20 Brokers or Finders. Neither the Company nor any of its officers, directors, employees or stockholders has employed, on the Company's behalf, any broker or finder, or incurred, on the Company's behalf, any liability for any brokerage, finder's or similar fees, or commissions in connection with this Agreement or the transactions contemplated hereby.

4.21 Related Parties.

(a) No officer, director or affiliate (nor any ancestor, sibling, descendant or spouse of any such persons, or any trust, partnership or corporation in which any of such persons has an interest) of the Company has or has had, either directly or indirectly, (a) an interest in any Person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company, (b) any interest in any Person or entity that purchases from or sells or furnishes to the Company any goods, services or products or (c) a beneficial interest in any Contract to which the Company is a party or by which the Company may be bound.

(b) Except as disclosed in Section 4.21(b) of the Disclosure Schedule, each of the Contracts listed in Section 4.16(a)(viii) of the Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract was entered into or incurred on an arm's length basis on competitive terms. Any Contract to which the Company is a party and in which any director of the Company has a financial interest in such Contract was approved by a majority of the disinterested members of the board of directors of the Company and/or stockholders of the Company, as the case may be, in accordance with Delaware Law.

4.22 Certain Advances. Except as disclosed on Section 4.22 of the Disclosure Schedule, there are no receivables of the Company owing from directors, officers, employees, consultants or stockholders of the Company or owing by any affiliate or any director or officer of the Company, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of $5,000 for any one individual.

4.23 Bank Accounts, Powers, etc. Section 4.23 of the Disclosure Schedule lists each bank, trust, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto.

4.24 Complete Copies. The Company has delivered true and complete copies of each document (or summaries of same) that has been requested in writing (including email) by Parent or its counsel, and there are no amendments or modifications thereto that have not been disclosed in writing to Parent.

4.25 No Misleading Statements. No representation or warranty of the Company made in this Agreement, the Disclosure Schedule or the appendices, schedules and exhibits attached hereto or any written statement or certificate furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. The Company has disclosed to Parent all material information of which it is aware relating specifically to the operations and business of the Company as of the date of this Agreement.

4.26 Tax-Free Reorganization. To the Knowledge of the Company after consultation with the Company's tax advisors, neither the Company nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize nor failed to take any action which could reasonably be expected to be necessary to maintain the status of the Merger as a "reorganization" within the meaning of section 368(a) of the Code.

4.27 No Solicitation. Since January 31, 2006, the Company has not taken nor has the Company permitted any of its Representatives to (directly or indirectly), take any of the actions prohibited from being taken on or after the date of this Agreement by Section 6.2 with any Person other than Parent and its designees.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Except as otherwise specifically set forth on the disclosure schedule (specifically cross referencing the appropriate section and subsection numbers of this Agreement; provided, however, that any information disclosed in the Parent Disclosure Schedule under any specific section or subsection number shall be deemed disclosed only for purposes of the section or subsection to which it relates, unless a reasonable person would determine it is readily apparent that the description of the disclosure set forth in such section or subsection contains enough information regarding the subject matter of the other representations and warranties contained in the Agreement so as to qualify or otherwise apply to the representations and warranties set forth in such other section) delivered by Parent to the Company prior to the execution of this Agreement and signed by a duly authorized officer of the Company (the "Parent Disclosure Schedule"), Parent and Merger Subsidiary represent and warrant to the Company as follows:

5.1 Organization. Each of Parent and the Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and the Merger Subsidiary is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent and its Subsidiaries, taken as a whole. The copies of Parent's and Merger Subsidiary's charter documents that have been delivered or made available to the Company are complete and correct and in full force and effect. All of the issued and outstanding capital stock of Merger Subsidiary is owned by Parent. Parent formed Merger Subsidiary solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and this Agreement and the transactions contemplated hereby, Merger Subsidiary has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person, other than this Agreement and the Related Agreement and other arrangements and transactions contemplated hereby.

5.2 Authority. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by each of Parent and Merger Subsidiary of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, including approval of the Board of Directors of Parent (the "Parent Board"). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby is required to be approved by the stockholders of Parent. This Agreement is a valid and binding obligation of each of Parent and Merger Subsidiary, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Parent, pursuant to (i) any provision of Parent's charter documents, or (ii) any Contract to which Parent is a party and which is filed as a material contract with Parent's SEC Filings (as defined below), or (b) conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Parent or its properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Parent or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

5.4 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Parent or Merger Subsidiary in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by Parent of the transactions contemplated hereby.

5.5 SEC Documents; Parent Financial Statements. As of their respective filing dates, each report, schedule, form, statement or other document filed or required to be filed with the SEC pursuant to section 13(a) of the Exchange Act (the "SEC Documents") filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the "Securities Act") and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). To the Knowledge of Parent, Parent had no and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the Parent Financial Statements under GAAP), not reflected in the Parent Financial Statements or the accompanying notes thereto, except for liabilities and obligations that have arisen prior to the date of the Parent Financial Statements and which, under GAAP, would not have been required to be reflected in the Parent Financial Statements, and except for liabilities since the date of the Parent Financial Statements that have not resulted in a material adverse effect on Parent. Since June 30, 2006 and up to the date of this Agreement, Parent has continued to lose monies as it did during the first half of 2006 and has raised $572,500 cash from the sale of 286,250 common shares.

5.6 Information to be Supplied by Parent. The information supplied by Parent for inclusion in the letter sent to the Company stockholders soliciting their consent (the "Information Statement") shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Company stockholders' consideration of the Merger (the "Company Stockholder Action") and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Stockholder Action which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

5.7 Tax-Free Reorganization. To the Knowledge of Parent after consultation with Parent's tax advisors, neither Parent nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize nor failed to take any action which could reasonably be expected to be necessary to maintain the status of the Merger as a "reorganization" within the meaning of section 368(a) of the Code.

5.8 Shares of Parent Common. The shares of Parent Common Stock to be issued pursuant to the Company Options will, when issued and delivered to the holders thereof on payment of the consideration provided for herein and therein, be duly authorized, validly issued, fully paid and nonassessable.

5.9 Brokers or Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

5.10 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending, or to the Knowledge of Parent or Merger Subsidiary, threatened, against Parent or Merger Subsidiary or any of its respective directors, officers, employees or agents, or involving any of their respective assets or properties before any court, agency, authority, arbitration panel or other tribunal which would reasonably be expected to have a material adverse effect on Parent or Merger Subsidiary. Neither Parent nor Merger Subsidiary is a party to, or has been threatened with, any litigation or judicial, administrative or arbitration proceeding which could reasonably be expected to delay or prevent the consummation of the transactions contemplated hereby or have an effect upon the ability of either Parent or Merger Subsidiary to perform their obligations hereunder.

5.11 Company Stock Owned By Parent. Parent does not ownany shares of Company Stock. However, affiliates of the major Parent shareholder are also majority shareholder of the Company.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 Stockholder Approval. As soon as reasonably practicable following the signing of this Agreement by the parties hereof, the Company shall give written notice of this Agreement and the proposed Merger to all Company stockholders and shall use commercially reasonable efforts to take all other action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to obtain consent of Company stockholder via a written consent on or before August 25, 2006 If necessary, the Information Statement shall include a solicitation of consents necessary to prevent any payments made to Securityholders or officers in connection with this Agreement from giving rise to a "parachute payment" under section 280G of the Code. The Company shall consult with Parent regarding the date of the Company Stockholder ActionThe Information Statement and other materials submitted to the stockholders of the Company in respect of the Merger shall have been subject to prior review and comment by Parent and shall include (a) information regarding the Company and the terms of the Merger and this Agreement, (b) the unanimous recommendation of the board of directors of the Company that the Company's stockholders approve the Merger and this Agreement and the transactions contemplated hereby and approve and execute such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Parent Common Stock in the Merger, (c) the conclusion of the board of directors of the Company that the terms and conditions of the Merger are advisable, fair and reasonable to, and in the best interests of, the Company's stockholders and (d) such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Parent Common Stock in the Merger.

6.2 Access to Information; Interim Financial Information. Subject to any applicable contractual confidentiality obligations (which each party shall use all commercially reasonable efforts to cause to be waived), the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, Contracts and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty of the Company contained herein or the conditions to the obligations of the parties to consummate the Merger. Promptly following the end of each month between the date of this Agreement and the Closing Date, the Company shall prepare and furnish to Parent financial statements of the Company as of and for the month and year-to-date periods ending on the last day of such month, all prepared in a manner consistent with GAAP and the Company's past practice.

6.3 Confidentiality. The Company acknowledges that Parent is a public company and that any information obtained during the course of due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees (and will instruct its Representatives accordingly) not to engage in any discussions, correspondence or transactions in shares of Parent Common in violation of applicable securities laws.

6.4 Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting (including the audit fees of approximately $55,000 associated with the preparation of the Audited Company Financial Statements pursuant to Section 7.17 below), financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

6.5 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement or the transactions contemplated hereby shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. The Parent will be filing a Form 8-K describing this Agreement.

6.6 FIRPTA Compliance. The Company shall, at least two (2) Business Days (as defined below) prior to the Effective Time, deliver to Parent a copy of a statement conforming with the requirements of Income Tax Regulations sections 1.897 2(h) and 1.1445 2(c)(3) and in form and substance satisfactory to Parent, certifying that shares of capital stock of the Company do not constitute "United States real property interests" under section 897(c) of the Code. In addition, simultaneously with delivery of such statement, the Company shall provide to Parent, as agent for the Company, a form of notice to the Internal Revenue Service conforming with the requirements of Income Tax Regulations section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of the Company following the Effective Time. "Business Day" shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in San Francisco, Delaware are authorized or obligated by law or executive order to close.

6.7 Employee Matters

(a) Employee Offers. Parent will confirm "at will" employment to all employees of the Company, and to those consultants listed on Schedule 7.8(a)(i); provided, however, that Parent's offer of employment shall be subject to and in compliance with Parent's standard human resources policies and procedures and may be contingent upon such persons executing standard employment related documentation and acknowledging that they continue to be bound by and Parent is a beneficiary of any confidentiality and inventions assignment agreements between such person and the Company. Parent agrees that employees following the Closing shall be eligible to receive salary and employee benefits (such as medical benefits, bonuses and participation in Parent's 401(k) Plan) consistent with Parent's standard employment practices, provided that the offer of employment to all employees, and the consultants listed on Schedule 7.8(a)(i), shall be for a salary mutually determined by the Company and Parent. Parent agrees that from and after the Closing it will provide Parent's standard employee benefit package (the "Post-Closing Benefits") to all of the Company's employees who are offered and accept employment with Parent. Nothing in this Agreement shall limit Parent's right to terminate any employee or to amend or terminate any of the Post-Closing Benefits at any time. Those employees identified by Parent and listed on Schedule 7.8(a)(i) ("Key Employees") shall be required to accept employment with Parent or the Surviving Corporation as a condition to the Closing.

(b) Prior to the Closing, Parent, in its discretion, may direct the Company to adopt a resolution (in the form required by Parent) terminating any defined contribution plan maintained by the Company or any of its Subsidiaries. If so directed by Parent, the Company agrees to adopt or cause any of its Subsidiaries to adopt, as applicable, such resolution prior to the Closing. Prior to the Closing and upon request by Parent, the Company shall promptly provide Parent with a complete and correct list of the liabilities to be incurred by the Company and its Subsidiaries or the defined contribution plan as a result of or in connection with the termination as of the Closing of any defined contribution plan maintained by the Company or any of its Subsidiaries.

6.8 Reasonable Efforts. Except as otherwise provided in this Agreement, subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent, or any of Parent's Subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of Parent or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

6.9 Conduct; Notification of Certain Matters. Each of Parent and the Company shall use all commercially reasonable efforts to avoid taking any action and to avoid failing to take any action if the taking of such action or the failure to take such action, as the case may be, from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) the occurrence or non occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of the Company or Parent or Merger Subsidiary, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of the Company or Parent or Merger Subsidiary, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

6.10 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. To that end, the Company shall use commercially reasonable efforts to cause the parties to the agreements listed in Section 6.10 of the Disclosure Schedule to deliver their consents, approvals or waivers, as appropriate, to the Merger and the transactions contemplated hereby.

6.11 Treatment as Reorganization. Neither Parent, Merger Subsidiary, the Surviving Corporation nor the Company shall take any action or fail to take any action prior to or following the Closing if such action or failure to act, as the case may be, would cause the Merger to fail to qualify as a "reorganization" within the meaning of section 368(a) of the Code and each of Parent, Merger Subsidiary, the Surviving Corporation and the Company shall report the Merger consistent with such treatment in all Tax Returns and other filings. Parent will continue, or cause the Surviving Corporation to continue, the historic business of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Income Tax Regulations, except that Parent may transfer, or cause the transfer of, the Company's historic business assets (i) to a corporation that is a member of Parent's qualified group, within the meaning of section 1.368-1(d)(4)(ii) of the Income Tax Regulations, or (ii) to a partnership if (A) one or more members of Parent's qualified group have active and substantial management functions as a partner with respect to the Company's historic business or (B) members of Parent's qualified group in the aggregate own an interest in the partnership representing a significant interest in the Company's historic business, in each case within the meaning of section 1.368-1(d)(4)(iii) of the Income Tax Regulations. Parent will not transfer Company Common (or the stock of any member of Parent's qualified group to which Parent may transfer Company Common) to (i) a corporation that is not a member of Parent's qualified group or (ii) a partnership.

6.12 Preparation and Delivery of Audited Company Financial Statements. The Company shall retain Kabani and Company, Inc. to conduct an audit of the Company for the periods ending December 31, 2004 and December 31, 2005 and to prepare the Audited Company Financial Statements. At least five (5) business days prior to the Closing Date, the Company shall deliver to Parent the Audited Company Financial Statements.

ARTICLE VII
CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

(c) Stockholder Certificate. Each of the stockholders of the Company (excluding those holding Dissenting Shares) shall have delivered an executed copy of the Stockholder Certificate, and Parent shall be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger pursuant to Section 2.1 are issuable without registration pursuant to section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

(d) Financing. Neither the Company nor the Parent shall issue any stock for consideration less than $2.00 per share other than through the exercise of options or warrants which are outstanding as of the date of this Agreement.

7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date with the same force and effect as if made as of such date, except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date.

(b) Agreements and Covenants. Each of Parent and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer's Certificate. Each of Parent and Merger Subsidiary shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by its Chief Executive Officer or President to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse effect on Parent, its business, financial condition, results of operations or prospects, or any material adverse effect on the ability of the Parent to consummate the transactions contemplated hereby.

7.3 Additional Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date with the same force and effect as if made as of such date, except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer's Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on behalf of the Company by its Chief Executive Officer or President to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(d) have been satisfied.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse effect on the Company, its business, financial condition, results of operations or prospects, or any material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

(e) Audited Company Financial Statements. At least five (5) Business Days prior to the Closing Date, the Company shall have delivered to Parent the Audited Company Financial Statements, certified as such by the Company's President or Chief Financial Officer.

(f) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals, assignments and waivers set forth in Section 4.5 of the Disclosure Schedule.

(g) Resignations. Parent shall have received the resignations of the directors and officers of the Company to be effective immediately upon the Closing.

(h) FIRPTA. The Company shall have (i) delivered to Parent a copy of a statement conforming with the requirements of Income Tax Regulations sections 1.897 2(h) and 1.1445 2(c)(3) and in form and substance satisfactory to Parent, certifying that shares of capital stock of the Company do not constitute "United States real property interests" under section 897(c) of the Code and (ii) provided to Parent, as agent for the Company, a form of notice to the Internal Revenue Service conforming with the requirements of Income Tax Regulations section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of the Company following the Effective Time.

(i) Stockholder Approval of Certain Payments. Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of section 280G of the Code, if any, shall have been approved by such number of stockholders of the Company as is required by the terms of section 280G(b)(5)(B) of the Code and shall be obtained in a manner that satisfies all applicable requirements of such section 280G(b)(5)(B) of the Code and the Income Tax Regulations thereunder, including Q 7 of section 1.280G 1 of such Income Tax Regulations.

(j) Rule 145 Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on behalf of the Company by its Chief Executive Officer or President setting forth those persons who are "affiliates" of the Company for purposes of Rule 145 of the Securities Act.

(k) Stockholder Approval; Limitation on Dissent. This Agreement and the Merger shall have been approved by 51% of the outstanding shares of Company Stock.

(l) Certified Resolutions. The Company shall deliver to Parent copies, certified by the Company's Secretary, of the resolutions of the Board of Directors and the stockholders of the Company, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

ARTICLE VIII
TERMINATION OF REPRESENTATIONS AND WARRANTIES

8.1 Termination of Representations and Warranties. All of the Company's and Parent's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the Closing Date.

ARTICLE IX
TERMINATION, AMENDMENT, WAIVER, CLOSING

9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual consent of the Company and Parent;

(b) By Parent or the Company if: (i) the Effective Time has not occurred by September 30, 2006 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) the approval and adoption of this Agreement by the Company's stockholders shall not have been obtained;

(c) By Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

(d) By Parent if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within fifteen (15) days of delivery to the Company of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

(e) By the Company if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Subsidiary or if any representation or warranty of Parent or Merger Subsidiary shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within fifteen (15) days of delivery to Parent of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

(f) By Parent if the Company Board shall have failed to recommend or modifies in a manner adverse to Parent its recommendation concerning this Agreement or shall have disclosed in any manner its intention to modify in a manner adverse to Parent such recommendation; or

(g) By Parent if the Company Board makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation) or the Company Board shall have resolved to take any such action and publicly disclosed this resolution.

Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Subsidiary or the Company, or their respective subsidiaries, officers, directors or stockholders, provided that, the provisions of Sections 6.3 and 6.5, Article IX and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

9.3 Amendment or Supplement. This Agreement may be amended or supplemented at any time before or after approval of this Agreement by the stockholders of the Company to the extent permitted under Delaware Law. No amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby. Notwithstanding the preceding two sentences, this Agreement may be amended in order to modify the structure of the Merger to substitute for Merger Subsidiary or Parent another directly or indirectly wholly owned subsidiary of Parent, pursuant to which such subsidiary shall then become a party to this Agreement and all references in this agreement to Merger Subsidiary or Parent (as the case may be) shall thereafter be deemed to refer to such substituted subsidiary of Parent. Such an amendment shall be effected by a writing executed by the Chief Executive Officer of the Company, which execution shall be required, and the Chief Executive Officer of Parent.

9.4 Extension of Time, Waiver. At any time prior to the Effective Time, Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, may, to the extent legally allowed:

(a) Extend the time for the performance of any of the obligations or other acts of the other party hereto;

(b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and

(c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

(d) Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

ARTICLE X
GENERAL

10.1 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice:

(a) If to Parent or Merger Subsidiary to:

PeopleNet International Corporation
5201 Great America Parkway, Suite 239
Santa Clara, CA 95054
Attn: Anthony K. Chan
Fax: (408) 988-1788

with a copy to, which shall not constitute notice:

Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
Attn: Stephen M. Wurzburg
Fax: (650) 233-4545

(b) If to the Company to:

hereUare Communications, Inc.
5201 Great America Parkway, Suite 239
Santa Clara, CA 95054
Attn: Benedict Van
Fax: (408) 988-1788

or to such other Persons as may be designated in writing by the parties, by a notice given as aforesaid.

10.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

10.3 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other part(ies). The original signature copy shall be delivered to the other part(ies) by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

10.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto (including the Disclosure Schedule), the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) except as contemplated by Section 9.3 shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties.

10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.8 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other Person, and all provisions hereof will be personal solely between the parties to this Agreement.

10.9 Conflict Waiver. Each of the parties to this Agreement understands that Pillsbury Winthrop Shaw Pittman LLP is serving as counsel to the Parent, and not the Company or the Securityholders, in connection with this Agreement and the transactions contemplated hereby, and that discussion of such transactions with the Company and the Securityholders could be construed to create a conflict of interest. By executing this Agreement, the parties hereto acknowledge the potential conflict of interest and waive the right to claim any conflict of interest at a later date. Furthermore, by executing this Agreement, the parties acknowledge that if a conflict of interest exists and any litigation arises between the Company or the Securityholders and the Parent as a result of this Agreement, Pillsbury Winthrop Shaw Pittman LLP would represent the Parent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

PARENT:
PEOPLENET INTERNATIONAL CORPORATION
By: /S/ Anthony K. Chan
Name: Anthony K. Chan
Title: Chief Financial Officer

COMPANY:
HEREUARE COMMUNICATIONS, INC.
By: /s/ Benedict Van
Name: Benedict Van
Title: Chief Executive Officer and Chairman of the Board

MERGER SUBSIDIARY:
HUA MERGER SUB, INC.
By: /s/ Thomas F. Chaffin
Name: Thomas F. Chaffin
Title: President